Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statement of Additional Information and to the use of our report dated May 15, 2000, in the Post-Effective Amendment Number 33 to the Registration Statement (Form N-1A No. 2-75122) of the Tax-Free Instruments Trust dated May 31, 2000.

                                                           /s/ Ernst & Young LLP

                                                               ERNST & YOUNG LLP



Boston, Massachusetts
May 25, 2000